EXHIBIT 10.79
AMENDMENT TO
INSTALLMENT LOAN MARKETING AND SERVICING AGREEMENT
     THIS AMENDMENT TO INSTALLMENT LOAN MARKETING AND SERVICING AGREEMENT dated as of July 28, 2006 (this “Amendment”) is entered into by and between First Bank of Delaware, a Delaware state bank (“BANK”), and ACE Cash Express, Inc., a Texas corporation (“COMPANY”).
     WHEREAS, BANK and COMPANY have previously entered into that certain INSTALLMENT LOAN MARKETING AND SERVICING AGREEMENT dated as of July 21, 2005, as amended (the “Marketing Agreement”); and
     WHEREAS, BANK and COMPANY desire to amend the Marketing Agreement.
     NOW, THEREFORE, the parties hereby agree as follows:
1.	Clauses (a)(i) and (ii) of Section 1 of the Marketing Agreement are hereby amended and restated to read in their entirety as follows:

“(i) are located in the States of California, Arkansas or Pennsylvania (the ‘Market’), (ii) are designated by ACE, in its sole discretion, and with respect to retail locations in California, are approved by BANK,”.

2.	The first sentence of Section 2(a) of the Marketing Agreement is hereby amended and restated to read in its entirety as follows:

“ACE shall perform all services reasonably required to market and service the Loans made by BANK at a minimum of 65 ACE Designated Locations, where Loan applicants (“Applicants”) may submit Loan applications (“Applications”) and receive disclosures required by applicable Laws and where Borrowers may execute and deliver Loan documentation and deliver Borrower Checks, Borrower Authorizations or other payment on the Loans.”

3.	The first sentence of Section 5(b) of the Marketing Agreement is hereby amended and restated to read in its entirety as follows:

“If ACE determines that it can profitably engage in installment loan or deferred deposit transactions in any of the States of California, Arkansas or Pennsylvania independent of BANK, then ACE, in its sole discretion upon sixty (60) days notice to BANK, may elect to modify this Agreement to remove such State from the definition of ‘Market’.”

4.	Paragraph 5 of Exhibit “A” to the Marketing Agreement is hereby amended and restated to read in its entirety as follows:

“5. INTENTIONALLY OMITTED”

     In the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any of the provisions of the Marketing Agreement, as previously amended, the provisions of this Amendment shall in all respects govern and control.
     IN WITNESS WHEREOF, COMPANY and BANK, each intending to be legally bound hereby, have caused this Amendment to be executed by its duly authorized officer as of the 28th of July, 2006.

FIRST BANK OF DELAWARE		ACE CASH EXPRESS, INC.

By:	/s/ ALONZO J. PRIMUS	By:	/s/ WALTER E. EVANS

Its:	Executive Vice President	Its:	Senior Vice President and General Counsel

Date:	July 28, 2006	Date:	July 28, 2006

2